UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 13, 2009
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
     On May 13, 2009, Visteon Corporation (the “Company”) and certain of its subsidiaries entered into a Fifth Amendment (the “Fifth Amendment”) to the Credit Agreement, dated as of August 14, 2006 (as amended, modified, renewed or extended from time to time, the “Credit Agreement’), among the Company, certain subsidiaries of the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), the Company’s principal U.S. asset-based, secured revolving credit facility. The Fifth Amendment provides, among other things, for the elimination of the obligation of the Agent to issue new letters of credit under the facility after May 1, 2009, and the release of certain collateral. The Fifth Amendment was entered into in connection with certain transactions occurring on May 13, 2009, whereby Ford Motor Company (“Ford”) purchased, assumed and took an assignment of all of the outstanding loans, obligations and other interests of the lenders under the Credit Agreement.
     Also, on May 13, 2009, the Company and certain of its subsidiaries entered into a Sixth Amendment to the Credit Agreement (the “Sixth Amendment”), with Ford, as the sole lender, and the Agent which, among other things, amends the Credit Agreement to require the Company to maintain at least $264 million of cash and cash equivalents at all times, eliminate Eurodollar borrowings, extend the advance notice required for borrowings, require the Company to deliver additional financial projections to the Agent, require less frequent disclosure of foreign exchange hedges, clarify permitted transactions among affiliates, reduce the amount of cash required to be maintained in certain restricted deposit or securities accounts, and increase the amount of cash and cash equivalents that can be held in accounts not subject to control agreements.
     The description of the above amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendments, copies of which are filed as exhibits 10.1 and 10.2 hereto and incorporated herein by reference. Some of the financial institutions party to the Fifth Amendment and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage, trustee and other financial advisory services in the ordinary course of business for the Company and its subsidiaries for which they have received, and will receive, customary fees and commissions. Ford is the Company’s largest customer, and the Company provides various information technology, personnel and other services, and leases personnel, to Ford and certain of its affiliates.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
10.1	Fifth Amendment to Credit Agreement, dated as of May 13, 2009, among the Company, certain of its subsidiaries, certain lenders party thereto, and the Agent.

10.2	Sixth Amendment to Credit Agreement, dated as of May 13, 2009, among the Company, certain of its subsidiaries, Ford, and the Agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: May 15, 2009	By:	/s/ William G. Quigley III
William G. Quigley III
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page
10.1	Fifth Amendment to Credit Agreement, dated as of May 13, 2009, among Visteon Corporation, certain of its subsidiaries, certain lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Sixth Amendment to Credit Agreement, dated as of May 13, 2009, among Visteon Corporation, certain of its subsidiaries, Ford Motor Company, and JPMorgan Chase Bank, N.A., as administrative agent.